UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

VICARIOUS SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39384	87-2678169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Fourth Avenue Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 868-1700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBOT	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	RBOT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sarah Romano as Chief Financial Officer

On March 13, 2025, Vicarious Surgical Inc. (the “Company”) announced that Sarah Romano was appointed by the Board of Directors of the Company (the “Board”) as Chief Financial Officer and Treasurer of the Company, effective April 1, 2025 (the “Appointment Date”).

Ms. Romano, age 45, has over two decades of experience as a financial professional. Prior to joining the Company, Ms. Romano served as the Chief Financial Officer of Entero Therapeutics, Inc. (Nasdaq: ENTO) (formerly First Wave BioPharma), a clinical-stage biopharmaceutical company specializing in the development of targeted, orally delivered therapies for gastrointestinal diseases, from March 2022 to March 2025. She previously served as Chief Financial Officer of Kiora Pharmaceuticals, Inc. (Nasdaq: KPRX) (formerly EyeGate Pharmaceuticals, Inc.), a clinical-stage specialty pharmaceutical company developing products for treating ophthalmic diseases, from February 2017 through February 2022, and as its Corporate Controller from August 2016 to January 2017. Before that, Ms. Romano served as Assistant Controller at TechTarget, Inc. from June 2015 through August 2016 and Corporate Controller at Bowdoin Group, a healthcare-focused executive recruiting firm, from September 2013 through May 2015. Previously, she held financial reporting positions of increasing responsibility at SoundBite Communications from 2008 until its acquisition by Genesys in 2013, and at Cognex Corporation from 2004 through 2008. Ms. Romano began her career as an auditor in the Boston office of PricewaterhouseCoopers. A licensed CPA in Massachusetts, she holds a Bachelor of Arts in Accounting from College of the Holy Cross and a Master of Accounting from Boston College.

On March 3, 2025, the Company entered into an offer letter of employment with Ms. Romano, effective as of the Appointment Date (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Ms. Romano’s annual base salary is $435,000. Ms. Romano is eligible to receive an annual discretionary bonus with a target of 40% of her base salary. Pursuant to the Offer Letter, the Compensation Committee of the Board approved the grant to Ms. Romano of a stock option to purchase 55,000 shares of Class A common stock of the Company effective on the Appointment Date, with 25% of the stock options to vest on the one-year anniversary of the Appointment Date and the remainder vesting in 36 equal monthly installments thereafter, subject to Ms. Romano’s continued service through the applicable vesting date. The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with Ms. Romano’s appointment, Ms. Romano and the Company will enter into an indemnification agreement effective as of the Appointment Date in the form the Company has entered into with its other executive officers, which form is filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed by the Company on September 23, 2021 and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Romano and any other persons pursuant to which Ms. Romano was appointed as Chief Financial Officer of the Company. There are no family relationships between Ms. Romano and any director or executive officer of the Company, and she has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Romano’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter dated March 3, 2025, by and between the Company and Sarah Romano
99.1	Press Release dated March 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICARIOUS SURGICAL INC.

By:	/s/ Adam Sachs
Name:	Adam Sachs
Title:	Chief Executive Officer
Date:	March 13, 2025

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